U.S. SECURITIES AND EXCHANGE COMMISSION

                                  WASHINGTON, D.C.


                                     FORM 8-K


                                  CURRENT REPORT




                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                  August 31, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                             Capco Energy, Inc.
               -----------------------------------------------------
                Exact Name of Registrant as Specified in its Charter





        Colorado                0-10157               84-0846529
---------------------------   ---------------     ----------------------
State or Other Jurisdiction   Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number




                       2922 East Chapman, Suite 202
                       Orange, California 92869
         ---------------------------------------------------------
         Address of Principal Executive Office, Including Zip Code


                               (714) 288-8230
           ---------------------------------------------------
            Registrant's Telephone Number, Including Area Code

ITEM 5.  OTHER EVENTS.

     The registrant used the purchase method of accounting in reporting the previously announced acquisition of Capco Resources, Ltd. ("CRL"), effective in December 1999. The registrant's financial statements included in the Form 10-QSB for its third quarter ended February 29, 2000, have been prepared on that basis. Based upon additional analysis of the common stockholder interests that existed at the time of the transaction, it has been determined that the acquisition should have been accounted for and reported using reverse-acquisition accounting procedures.

     In accordance with the application of reverse acquisition accounting, the historical financial statements of CRL prior to the acquisition become those of the registrant. Under reverse acquisition accounting procedures, the net assets of CRL would be stated at their historical carrying amounts and not their fair values that may result in goodwill. In contrast, the assets of the registrant for purposes of its financial statements included in the Form 10-QSB for its third quarter ended February 29, 2000, were recorded at their fair value, which did include goodwill.

     The registrant is preparing the pre acquisition comparative historical financial statements of CRL along with pro forma financial statements and other disclosure, giving effect to the business combination using reverse acquisition accounting at the acquisition date and, if required, will amend any previously filed reports.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     CAPCO ENERGY, INC.



Dated: August 25, 2000              By:/s/ Dennis R. Staal
                                        Dennis R. Staal,
                                        Chief Financial Officer